EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

BRESLER & REINER, INC. (OTC:BRER) ANNOUNCES DECISION TO VOLUNTARILY DEREGISTER ITS COMMON STOCK

June 12, 2008 Rockville, Maryland--- Bresler & Reiner, Inc. today announced that it intends to voluntarily deregister its common stock and suspend its reporting obligations under the Securities and Exchange Act of 1934 by filing a Form 15 with the Securities and Exchange Commission on June 25, 2008.  It is eligible to voluntarily deregister because it has fewer than 300 shareholders of record.

Upon the filing of the Form 15, the Company’s obligation to file certain reports with the Securities and Exchange Commission, including Forms 10-K, Form 10-Q and Form 8-K, will immediately be suspended.  The Company expects the deregistration to be effective within 90 days after the date of filing the Form 15 with the Securities and Exchange Commission.  The Company anticipates that its common stock will no longer be quoted on the Over-the Counter Bulletin Board and expects that following deregistration with the Securities and Exchange Commission, its common stock will be quoted on the Pink Sheets ® an electronic quotation service for over-the counter securities.  The Pink Sheets ® is a provider of pricing and financial information for the over-the counter securities markets.  It is a centralized quotation service that collects and publishes market maker quotes in real time primarily through its website, www.pinksheets.com.  The Company intends to provide financial information to the public sufficient for brokers who wish to be market makers to quote the Company’s common stock on the Pink Sheets ®, but the Company can give no assurances that any broker will make a market in the Company’s common stock.

Sidney M. Bresler, the President and CEO of the Company stated that:  “The Company’s Board of Directors decided to take this action because it believes the burdens associated with operating as a registered public company currently outweigh any advantage to the Company and its stockholders.  Among the factors that the Board considered were the costs of preparing and filing periodic reports with the Securities and Exchange Commission; the elimination of the substantial legal, audit and other costs associated with being a reporting company including the substantial increase in costs associated with the requirements of the Sarbanes-Oxley Act of 2002 and the related Securities and Exchange Commission rules; the limited nature and extent of current trading in the Company’s common stock; and the lack of analysis’ coverage and minimal liquidity for the Company’s common stock. Many small public companies are choosing to deregister because of these same concerns.”

The Company will continue to issue press releases and make news announcements of important events and post them on the Company’s website.  In addition, the Company will make quarterly and yearly financial statements available on a timely basis and post them on the Company’s website.  The Company will continue to issue proxy statements, conduct quarterly board meetings, hold annual shareholder meetings, including the election of directors and its annual results will be audited and certified by a reputable certified public accounting firm.

About the Company

Bresler & Reiner, Inc. owns and develops land and residential, commercial and hospitality properties, principally in the Philadelphia, Pennsylvania; Houston, Texas; Washington, D.C.; Wilmington,  Delaware; Baltimore, Maryland; Maryland and Delaware Eastern Shore; and Orlando and Tampa, Florida metropolitan areas.

For additional information, contact:

Sidney M. Bresler, CEO

Bresler & Reiner, Inc.

11200 Rockville Pike, Suite 502

Rockville, Maryland  20852

(301) 945-4300

This press release may contain forward-looking statements that are based on current estimates, expectations, forecasts and projections about us, our future performance, the industry in which we operate our beliefs, and management’s assumptions.  In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us.  Words such as “expects”, “anticipates”, “targets”, “goals”, “projects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, or “would be”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward- looking statements.  These risks and uncertainties include:  our ability to compete effectively; our exposure to credit risks of our tenants; our ability to recruit and retain key personnel; adverse changes in the local or general economy and market conditions; our ability to obtain necessary governmental permits and approvals; our ability to complete development projects in a timely manner and within budget; our ability to secure tenants for our projects and properties; our ability to sustain occupancy levels at our properties through keeping existing tenants and securing new ones; our ability to secure tenants for the residential and commercial properties we develop; changes in the interest rate environment which will affect our ability to obtain mortgage financing on acceptable terms; future litigation; and changes in environmental health and safety laws.